UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE DEF14A INFORMATION

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Newkirk Realty Trust, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NEWKIRK REALTY TRUST, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 17, 2006

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Meeting”) of NEWKIRK REALTY TRUST, INC. (the “Company”), a Maryland corporation, will be held at the 11th Floor Conference Center in the offices of Katten Muchin Rosenman, 575 Madison Avenue, New York, New York 10022, on Wednesday, May 17, 2006 at 11:00 A.M., to consider and act upon the following:

1.                                       To elect eleven directors to serve for a term of one year and until their respective successors shall be elected and shall qualify;

2.                                       To ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the 2006 fiscal year;

3.                                       To consider and act upon such other matters as may properly come before the Meeting or any adjournment thereof.

Holders of shares of common stock, par value $.01 per share (“Shareholders”) of record at the close of business on March 31, 2006 shall be entitled to receive notice of, and to vote at, the Meeting, and at any adjournment or adjournments thereof. In addition, NKT Advisors, LLC, as the holder of the Company’s Special Voting Preferred Stock, will also be entitled to receive notice of, and to vote at, the Meeting, and at any adjournment or adjournments thereof.

All Shareholders are cordially invited to attend the Meeting. Whether or not you plan to attend the Meeting, please complete, date and sign the enclosed proxy, which is solicited by the Board of Directors of the Company, and mail it promptly in the enclosed envelope to make sure that your shares in the Company are represented at the Meeting. In the event you decide to attend the Meeting in person, you may, if you desire, revoke your proxy and vote your shares in person.

By order of the Board of Directors,

Carolyn B. Tiffany
Secretary

Boston, Massachusetts
April 11, 2006

IMPORTANT:  The prompt return of proxies will ensure that your shares will be voted.  A self-addressed envelope is enclosed for your convenience.  No postage is required if mailed within the United States.

NEWKIRK REALTY TRUST, INC.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

MAY 17, 2006

This Proxy Statement and the enclosed Proxy Card are being furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of NEWKIRK REALTY TRUST, INC. (the “Company”), a Maryland corporation, to be voted at the Annual Meeting of Shareholders of the Company (the “Meeting”) which will be held at the 11th Floor Conference Center in the offices of Katten Muchin Rosenman, 575 Madison Avenue, New York, New York 10022, on Wednesday May 17, 2006 at 11:00 a.m., and at any adjournment or adjournments thereof for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and in this Proxy Statement.

A Proxy, in the accompanying form, which is properly executed, duly returned to the Company and not revoked, will be voted in accordance with the instructions contained therein and, in the absence of specific instructions, will be voted (i) FOR the election, as Directors, of the eleven persons who have been nominated by the Board, (ii) FOR the ratification of the selection of Deloitte & Touche LLP as the independent registered public accounting firm to audit and report upon the consolidated financial statements of the Company for the 2006 fiscal year, and (iii) in accordance with the judgment of the person or persons voting the proxies on any other matter that may be properly brought before the Meeting. Each such Proxy granted may be revoked at any time thereafter by writing to the Secretary of the Company prior to the Meeting, or by execution and delivery of a subsequent Proxy or by attendance and voting in person at the Meeting, except as to any matter or matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such Proxy.

Holders of record of shares of the common stock, par value $.01 per share (the “Common Shares”), of the Company at the close of business on March 31, 2006 (the “Record Date”) will be entitled to notice of, and to vote at, the Meeting or any adjournment or adjournments thereof. On the Record Date, there were issued and outstanding 19,375,000 Common Shares.

In addition to holders of Common Shares (each a “Shareholder” and collectively, “Shareholders”), NKT Advisors, LLC (“NKT Advisors”), as the holder of the only outstanding share of special voting preferred stock, par value $.01 per share (the “Special Voting Preferred”), of the Company will be entitled to notice of, and to vote at, the Meeting or any adjournment or adjournments thereof.

There was no other class of voting securities outstanding at the Record Date other than Common Shares and Special Voting Preferred.

Each Shareholder is entitled to one vote for each Common Share held by such holder. At the time or the Company’s initial public offering in November 2005, the Company issued to NKT Advisors, the Company’s external adviser, one share of Special Voting Preferred entitling NKT Advisors to vote on all matters for which Shareholders are entitled to vote. The number of votes that NKT Advisors is entitled to cast with respect of the Special Voting Preferred is equal to 45,000,000, the number of units of limited partnership interest in The Newkirk Master Limited Partnership, the Company’s operating partnership (“MLP Units”), outstanding immediately following the Company’s initial public offering and not held by the Company, less the number of such MLP Units redeemed by the Company. At March 31, 2006, the number of votes that NKT Advisors is entitled to cast on account of the Special Voting Preferred is 45,000,000.

NKT Advisors has agreed to cast its votes in respect of the Special Voting Preferred in proportion to the votes it receives from limited partners in The Newkirk Master Limited Partnership (“Newkirk MLP”), other than the Company, subject to the following limitations. First, Vornado Realty Trust and its affiliates (“Vornado”) do not have the right to vote for board members at all times when any affiliate of Vornado Realty Trust is serving or standing for election as a board member, which is the case at the Meeting. In addition, at all other times, Vornado’s right to vote in the election of directors will be limited to the number of MLP Units that it owns not to exceed 9.9% of the Company’s outstanding Common Shares on a fully diluted basis (presently 6,373,125). NKT Advisor’s (through its managing member) will be entitled to vote in its sole discretion to the extent the voting rights of Vornado’s affiliates are so limited. Accordingly, NKT Advisors will be able to vote 10,186,991 MLP Units, the number of MLP Units held by Vornado, in its sole discretion. Simultaneous with the mailing of this Proxy Statement to Shareholders, NKT Advisors is mailing a copy of this Proxy Statement to holders of MLP Units, other than the Company, together with a form on which holders of MLP Units other than the Company can indicate their preference on the matters set forth in this Proxy Statement.

The presence, in person or by proxy, of the holders of a majority of votes entitled to be cast at the Meeting is necessary to constitute a quorum at the Meeting. Votes cast by proxy or in person at the Meeting will be counted by the person appointed by the Company to act as inspector of election for the Meeting. The eleven nominees for election as Directors who receive the greatest number of votes properly cast for the election of Directors shall be elected Directors. The affirmative vote of a majority of the votes in attendance at the Meeting (at which a quorum is present), present in person or represented by proxy, that are properly cast is necessary to approve the actions described in Proposal No. 2 below. Abstentions and broker “non-votes” are included in the determination of the number of shares present at the Meeting for quorum purposes but broker “non-votes” are not counted in the tabulations of the votes cast on proposals presented to Shareholders. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

If any other matters are properly presented at the Meeting for consideration, including, among other things, consideration of a motion to adjourn the Meeting to another time or place, the persons named in the enclosed Proxy Card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment to the same extent as the person signing the Proxy Card would be entitled to vote. The Company does not currently anticipate that any other matters will be raised at the Meeting or that the Meeting will be adjourned.

The principal executive offices of the Company are located at 7 Bulfinch Place, Suite 500, Boston, MA 02114. The approximate date on which this Proxy Statement and the accompanying Proxy will be first sent or given to Shareholders is April 11, 2006.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

The Board currently consists of eleven members which are elected for a term of one year or until their successors are duly elected and qualified. Accordingly, all eleven directors will be elected at the Meeting to serve for a term of one year and until their respective successors shall have been elected and shall qualify. The Board of Directors has nominated Michael Ashner, Peter Braverman, Clifford Broser, Harold First, Richard Frary, Lara Johnson, Isidore Mayrock, Lewis Meltzer, Laura Pomerantz, Miles Stuchin and Steven Zalkind for re-election as Directors.

Shareholders of the Company do not have cumulative voting rights with respect to the election of Directors. It is the intention of the persons named in the enclosed Proxy Card to vote such proxy “FOR” the election of the named nominees for Director unless authorization is withheld on the Proxy Card. Should any nominee be unable or unwilling to serve as a Director, which is not anticipated, it is intended that the named proxies will vote for the election of such other person or persons as they, in their discretion, may choose.

Information as to Director Nominees

Set forth below is the business experience of, and certain other information regarding, the current Directors all of whom are nominees for re-election to the Board.

Name and month and year first became a Director of the Company	Age	Principal Occupation during the past Five Years

Michael Ashner July 2005

53

Mr. Ashner has been a Director and Chairman and the Chief Executive Officer of the Company since its inception in July 2005. Mr. Ashner also serves as a trustee and the Chairman and Chief Executive Officer of Winthrop Realty Trust (“WRT”), a New York Stock Exchange listed real estate investment trust, positions he has held since January 2004. He is also the Chief Executive Officer, and Winthrop Realty Partners, L.P, a real estate investment and management company, since 1996 (“Winthrop”). Mr. Ashner served as a director and Chief Executive Officer of Shelbourne Properties I, Inc., Shelbourne Properties II, Inc. and Shelbourne Properties III, Inc. (collectively, the “Shelbourne Entities”), three real estate investment trusts, from August 2002 until their liquidation in April 2004. Mr. Ashner also serves on the Board of Directors of WRT, NBTY, Inc., manufacturers and distributor of nutritional supplements, Atlantic Coast Entertainment Holdings, Inc., an owner and operator of the Sands casino in the Atlantic City, New Jersey.

Peter Braverman July 2005	54

Mr. Braverman has been a Director and the President of the Company since its inception in July 2005. Mr. Braverman also currently serves as the President and a director of WRT, a position he has held since August 2004, both of which are New York Stock Exchange listed real estate investment trusts. From January 8, 2004 to August 4, 2004, Mr. Braverman was the Executive Vice President of WRT. Mr. Braverman has been an Executive Vice President of Winthrop since January 1996. Mr. Braverman served as a director and Executive Vice President of each Shelbourne Entity from August 2002 until their liquidation in April 2004. Mr. Braverman also serves on the Board of Directors of WRT.

Clifford Broser January 2006	45

Mr. Broser has been associated with Vornado Realty Trust (“Vornado”) since 1989. Since 1997 Mr. Broser has been a Senior Vice President in Vornado’s acquisitions where he has been responsible for real estate acquisitions and financings. Currently, Vornado is a diversified REIT with a market cap in excess of $23 Billion, making it one of the largest REITs in the industry.

Harold First October 2005	69

Harold First has been a financial consultant since 1993. From December 1990 through January 1993, Mr. First served as Chief Financial Officer of Icahn Holding Corp., a privately held holding company. Mr. First is a certified public accountant

Richard Frary October 2005	58

Mr. Frary is the founding partner and majority shareholder of Tallwood Associates, Inc. a private merchant banking firm founded in 1990 primarily engaged in real estate acquisition, management and development. He also serves on the boards of directors of Tarragon Corporation, a publicly traded real estate investment trust, and Johns Hopkins University.

Lara Johnson October 2005	33

Ms. Johnson has been and Executive Vice President of the Company since its inception in July 2005 and a director of the Company since October 2005. From April 1996 to March 2003, and since April 2005 she has served as a senior vice president of Winthrop. Ms. Johnson has also served as a vice president of the Shelbourne Entities from August 2002 until their liquidation in April 2004.

Isidore Mayrock October 2005	49

Mr. Mayrock has been a Principal Partner of Fortunoff, a leading operator of full-line department stores selling jewelry and home furnishings throughout the New York metropolitan area, since 1978. He has also been Managing Partner of Westbury Properties Investment Corp., which manages the Fortunoff real estate portfolio, since 1990.

Lewis Meltzer October 2005	64

Mr. Meltzer is an attorney and Managing Partner of the law firm of Meltzer, Lippe, Goldstein & Breitstone, LLP, which he founded in 1970. Mr. Meltzer’s practice encompasses real estate, tax, corporate and high net worth estate planning. Mr. Meltzer is also an active real estate developer and investor.

Laura Pomerantz October 2005	58

Ms. Pomerantz is a Principal of PBS Realty Advisors, LLC, a company which provides commercial real estate advisory and brokerage services to large institutional and corporate clients. The partnership was formed in September of 2002. Prior to that time, she was associated with Newmark & Company Real Estate, Inc., a commercial real estate company, as Senior Managing Director and served in this capacity from August 1996 to August 2002. Ms. Pomerantz served as Executive Vice President and a Director of the Leslie Fay Companies, Inc., an apparel design and manufacturing company, from January 1993 to November 1994, and as Senior Vice President and Vice President of Leslie Fay from 1986 through 1992.

Miles Stuchin October 2005	53

Mr. Stuchin is the founder and CEO of Access Capital, Inc., a New York based specialty finance and venture capital company, and of Charter Realty, an owner-manager of Manhattan residential apartment buildings. He is a Director of the Commercial Finance Association and the Vice-Chairman of the Board of Trustees of Horace Mann School.

Steven Zalkind October 2005	64

Mr. Zalkind has been a principal with Resource Investments Limited, L.L.C., a real estate management and investment company that currently owns, operates and manages over 5,500 apartment units, for the past five years. Mr. Zalkind has extensive experience in the operation, management and financing of real estate projects including apartment buildings, shopping centers and office buildings and has been involved in real estate acquisitions and resales totaling in excess of $2 billion.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE ELECTION OF EACH OF THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS. UNLESS OTHERWISE INDICATED, THE ACCOMPANYING PROXY CARD WILL BE VOTED FOR THE NOMINEES LISTED ABOVE.

It is the policy of the Board to have all members of the Board in attendance at the Annual Meeting of Shareholders, or if unavailable to attend in person, to make arrangement, if possible, to participate by telephone or video conference.

Board Meetings and Committees

During 2005, the Board met or acted through written consent 10 times. Each Director attended either in person or telephonically all such meetings other than Messrs. Ashner, Braverman, Meltzer and Zalkind who each did not attend one meeting.

The Company’s By-laws give the Board the authority to delegate its powers to a committee appointed by the Board. All committees are required to conduct meetings and take action in accordance with the directions of the Board and the provisions of the Company’s By-laws. The Board has appointed four standing committees: an audit committee, a compensation committee, a nominating and corporate governance committee and an investment committee. Certain of the committees’ principal functions are described below.

Audit Committee

The Audit Committee:

•                  reviews annual and quarterly consolidated financial statements with the Company’s management and independent registered public accountants;

•                  recommends the appointment and reviews the performance, independence, and fees of the Company’s independent registered public accountants and the professional services they provide;

•                  oversees the Company’s system of internal accounting controls and the internal audit function; and

•                  discharges such other responsibilities specified in the listing standards of the New York Stock Exchange for audit committees.

The Board has adopted a written charter for the Company’s Audit Committee, which is available at the Company’s website www.newkirkreit.com, under the link “Corporate Governance”. A printed copy of the charter is also available to any Shareholder who requests it in writing to the Company’s Secretary at the Company’s headquarters.

The Audit Committee consists of Harold First (Chairman), Isidore Mayrock and Steven Zalkind. The Audit Committee did not hold any meetings from November 7, 2005, the date of consummation of the Company’s initial public offering, through December 31, 2005. On March 7, 2006, the Audit Committee met with the independent registered public accountants of the Company to discuss the Company’s 2005 consolidated financial statements.

For further information with respect to the Audit Committee, see “AUDIT COMMITTEE REPORT” which begins on page 8 of this Proxy Statement.

Compensation Committee

The Compensation Committee:

•                  recommends to the Board the compensation policies and arrangements for the Company’s officers and advisors and affiliates;

•                  ensures appropriate oversight of the Company’s executive compensation programs and human resources policies;

•                  will, as appropriate, report to Shareholders on the Company’s executive compensation policies and programs; and

•                  discharges such other responsibilities specified in the listing standards of the New York Stock Exchange for compensation committees.

The Board has adopted a written charter for the Company’s Compensation Committee, which is available at the Company’s website www.newkirkreit.com, under the link “Corporate Governance”. A printed copy of the charter is also available to any Shareholder who requests it in writing to the Company’s Secretary at the Company’s headquarters.

The Compensation Committee consists of Richard Frary (Chairman), Laura Pomerantz and Miles Stuchin. The Compensation Committee did not hold any meetings from November 7, 2005, the date of consummation of the Company’s initial public offering, through December 31, 2005.

For further information with respect to the Compensation Committee, see “COMPENSATION COMMITTEE REPORT” which begins on page 9 of this Proxy Statement.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee:

•                  reviews the qualifications of current and potential Directors including determining whether they are “independent” under the listing standards of the New York Stock Exchange;

•                  reviews each Director’s continued service on the Board;

•                  reviews outside activities of Board members and resolves any issue of possible conflict of interest;

•                  considers nominees for directors of the Company submitted in writing to the Chairman of the Nominating Committee (along with other information submitted in accordance with the Company’s By-laws and Declaration of Company), which are submitted by executive officers of the Company, current Directors, search firms engaged by the Nominating Committee, if any, by others in its discretion and, nominees for director proposed by a Shareholder in accordance with the terms of the Company’s By-laws and Declaration of Company;

•                  considers proposals submitted by Shareholders for inclusion in the Company’s Annual General Meeting proxy statement if they are submitted in writing to the Chairman of the Nominating Committee at the principal address of the Company in accordance with the provisions of the Company’s By-laws and Declaration of Company and so long as the submitting Shareholder meets the qualifications and complies with the procedures provided in the proxy rules of the Securities and Exchange Commission. All such proposals shall be accompanied by information with respect to the submitting shareholder sufficient for the committee to determine whether such qualifications are met;

•                  reviews any other Shareholder communications intended for management of the Company or the Board of Directors or an individual Director and the Nominating Committee shall determine, in its discretion, considering the identity of the submitting Shareholder and the materiality and appropriateness of the communication, whether, and to whom within the Company, to forward the communication;

•                  recommends nominations for members of the Board;

•                  reviews and assesses the adequacy of the Audit Committee’s and Compensation Committee’s charters; and

•                  discharges such other responsibilities specified in the listing standards of the New York Stock Exchange for nominating and corporate governance committees.

The Board has adopted a written charter for the Company’s Corporate Governance and Nominating Committee, which is available at the Company’s website www.newkirkreit.com, under the link “Corporate Governance”. The Board has also adopted Corporate Governance Guidelines which is also available at the Company’s website www.newkirkreit.com, under the link “Corporate Governance. A printed copy of the charter and the guidelines are also available to any Shareholder who requests it in writing to the Company’s Secretary at the Company’s headquarters.

The Nominating and Corporate Governance Committee consists of Isidore Mayrock (Chairman), Lewis Meltzer and Laura Pomerantz. The Nominating and Corporate Governance Committee did not hold any meetings from November 7, 2005, the date of consummation of the Company’s initial public offering, through December 31, 2005.

Investment Committee

The Investment Committee has the authority to review and approve or disapprove of all transactions, other than those with affiliated entities or greater than 4.9% shareholders of the Company, to which the Company or Newkirk MLP is party that have a gross value of not less than $20,000,000 nor more than $70,000,000. Pursuant to the Company’s Corporate Governance Guidelines, Board approval is not needed for transactions, other than those with affiliated entities or greater than 4.9% shareholders of the Company, to which the Company or Newkirk MLP is party that have a gross value of less than $20,000,000.

The Investment Committee consists of Michael Ashner, Richard Frary (Chairman), Harold First, Isidore Mayrock, Lewis Meltzer and Steven Zalkind. Approval of at least four members of the Investment Committee, other than the management representative on the committee is required to approve any transaction proposed to the Committee.

Audit Committee Financial Expert

The Securities and Exchange Commission (the “SEC”) has adopted rules implementing Section 407 of the Sarbanes-Oxley Act of 2002, requiring public companies to disclose information about “audit committee financial experts.”  The Board has concluded that Mr. First, the chairman of the Audit Committee, meets the SEC definition of “audit committee financial expert”. The Company is currently in compliance with the listing requirements of the New York Stock Exchange relating to audit committee qualification, and the Board has determined that its Audit Committee possesses sufficient financial expertise to effectively discharge its obligations.

Independence of Directors

Pursuant to the Nominating and Corporate Governance Committee’s Charter, the Committee undertook its annual review of director independence in March 2006. During this review, the Committee considered transactions and relationships between each Director or any member of his or her immediate family and the Company and its subsidiaries and affiliates, including those reported under “Certain Relationships and Related Transactions” below. The Committee also examined transactions and relationships between Directors or their affiliates and members of the Company’s senior management or their affiliates. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the Director is independent.

As a result of this review, the Board affirmatively determined that each of Messrs. First, Frary, Mayrock, Meltzer, Stuchin and Zalkind, and Ms. Pomerantz are independent of the Company and its management in accordance with Sections 303.01(B)(2)(a) and (3) of the listing standards of the New York Stock Exchange. Mr. Ashner, Mr. Braverman and Ms. Johnson are not considered independent because of their acting as executive officers of the Company as well as their ownership interest in NKT Advisors. See “Certain Relationships and Related Transactions” below. Mr. Broser is not considered independent due to his involvement in the general partner of Newkirk MLP prior to the Company becoming the general partner of Newkirk MLP.

Compensation of Directors

The Company’s current non-employee Directors, Messrs. Broser, First, Frary, Mayrock, Meltzer, Stuchin and Zalkind and Ms. Pomerantz are paid a director’s fee of $40,000 per year, payable in equal quarterly installments. The audit committee chairman is paid an additional fee of $25,000. All other members of the audit committee receives an additional fee of $10,000 per year. Each member of the compensation committee will receive an additional $5,000 per year. In addition, all directors are reimbursed for reasonable out-of-pocket expenses incurred in connection with their services on the board of directors.

Communication with Directors; Meetings of Non-Management Directors

Shareholders wishing to communicate with the Board may do so either in person at the Meeting or by mail. Mail addressed to the Directors can be sent to:  Newkirk Realty Trust, Inc., 7 Bulfinch Place, Suite 500, P.O. Box 9507, Boston, Massachusetts 02114, Attn: Secretary, indicating it to be a correspondence to a particular member(s)

of the Board or the Board in its entirety. All mail received will be opened and screened for security purposes. The mail will then be logged in, and all mail other than mail determined by the Company’s primary outside corporate counsel to be trivial or obscene will be forwarded to the particular Director in question or to the Board in its entirety, as requested in the stockholder’s correspondence in question. Trivial items will be delivered to the Directors at the next scheduled Board meeting. Obscene items will not be forwarded.

Prior to or following every meeting of the Board, the Company’s non-management Directors meet without management present. There is not a predetermined non-management Director who presides over all such meetings. At each meeting, the non-management Directors choose a presiding member for such meeting, based upon the topics to be discussed. “Non-management” Directors are all those Directors who are not executive officers, and may include Directors who are not considered to be independent under regulations issued by the SEC or the New York Stock Exchange. The Company’s non-management Directors are:  Clifford Broser, Harold First, Richard Frary, Isidore Mayrock, Lewis Meltzer, Laura Pomerantz, Miles Stuchin and Steven Zalkind.

AUDIT COMMITTEE REPORT

The following is the March 7, 2006 Audit Committee Report. The members of the Audit Committee on the date of such report were Harold First, Isidore Mayrock and Steven Zalkind.

The Audit Committee acts pursuant to the Audit Committee Charter adopted in October 28, 2005 and is comprised of three members who are independent within the meaning of Section 303A.02 of the listing standards of the New York Stock Exchange. A copy of the Audit Committee Charter can be obtained upon request from the Company’s Secretary and at the Company’s website (www.newkirkreit.com).

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the accounting firm engaged as the Company’s independent auditors. Management is responsible for the Company’s internal controls and financial reporting process. The independent registered public accountants are responsible for performing an independent audit of the Company’s combined financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee’s responsibility is to oversee these processes.

In carrying out these responsibilities, the Audit Committee, among other things:

•                                          monitors preparation of quarterly and annual financial reports by the Company’s management;

•                                          supervises the relationship between the Company and its independent registered public accountants, including having direct responsibility for their appointment, compensation and retention; reviewing the scope of their audit services; approving non-audit services; and confirming the independence of the independent registered public accountants; and

•                                          oversees management’s implementation and maintenance of effective systems of internal and disclosure controls, including review of the Company’s policies relating to legal and regulatory compliance, ethics and conflicts of interests and review of the Company’s internal auditing program.

The Committee discussed and reviewed with Deloitte & Touche LLP, the Company’s independent registered public accountants for 2005, all matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), including the quality of the Company’s accounting principles, the reasonableness of significant accounting judgments and the clarity of disclosures in the financial statements. The Committee also discussed with Deloitte & Touche LLP matters relating to its independence, including a review of audit and non-audit fees and the written disclosures and letter from Deloitte & Touche LLP to the Committee pursuant to Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), “Communication with Audit Committees”. With and without management present, the Audit Committee discussed and reviewed the results of the independent registered public accountants’ examination of the Company’s financial statements for the year ended December 31, 2005.

Based upon the Audit Committee’s discussions with management and the independent registered public accountants and the Audit Committee’s review of the representations of management, and the report of the independent registered public accountants to the

Audit Committee, the Audit Committee recommended that the Board of Directors include the audited combined financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, as filed with the Securities and Exchange Commission. The Audit Committee believes that it has satisfied its responsibilities under its charter.

For the Company’s 2006 fiscal year, the Audit Committee recommended Deloitte & Touche LLP as the Company’s independent registered public accounting firm for approval by the Board.

Members of the Audit Committee

Harold First - Chairman

Isidore Mayrock

Steven Zalkind

The preceding “Report of the Audit Committee” shall not be deemed soliciting material or to be filed with the Securities and Exchange Commission, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Trust specifically incorporates it by reference into such filing.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The following is the March 7, 2006 Compensation Committee Report on Executive Compensation. The members of the Compensation Committee on the date of such report were Richard Frary, Laura Pomerantz and Miles Stuchin.

The Compensation Committee acts pursuant to the Compensation Committee Charter and is comprised of four members who are independent within the meaning of Section 303A.02 of the listing standards of the New York Stock Exchange. A copy of the Compensation Committee Charter is available upon request from the Company’s Secretary and at the Company’s website (www.newkirkreit.com).

Executive Compensation Principles

The Company does not provide any remuneration to its executive officers. The Company has retained NKT Advisors pursuant to an Advisory Agreement with a term through December 31, 2008 to provide substantially all asset management, accounting and investor services for the Company. If the Company were to retain its executive officers directly, the Compensation Committee would, in making its compensation recommendations to the Board consider (1) the potential holding periods of the Company’s assets, (2) the number of assets owned by the Company, (3) the business plan with respect to such assets, the amount of asset management required with respect to the assets, (4) the overall investment prospects of the Company and short and long-term business plan of the Company, and (5) with respect to a specific executive officer, such officer’s specific responsibilities, experience and overall performance. The Compensation Committee reviews annually the terms of the Advisory Agreement with NKT Advisors to determine their consistency with market terms and whether the retention of an outside advisor is more favorable to the Company than retaining direct employees of the Company. Based on its review, the Compensation Committee recommended to the Board that the Advisory Agreement with NKT Advisors not be terminated.

Policy with Respect to Qualifying Compensation for Deductibility

Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), a publicly held company, such as the Company, will not be entitled to a Federal income tax deduction for compensation paid to the chief executive officer or any one of the other four most highly compensated officers of the Company to the extent that compensation paid to such officer exceeds $1 million in any fiscal year, unless such compensation is subject to certain exceptions set forth in the Code for compensation that qualifies as performance based. If the Company were to compensate its executive officers directly, the Board and the Compensation Committee would consider Section 162(m) in structuring compensation for the Company’s executive officers; however, the Board or the Compensation

Committee may, where it deems appropriate, implement compensation arrangements that do not satisfy the exceptions to Section 162(m).

Members of the Compensation Committee

Richard Frary

Laura Pomerantz

Miles Stuchin

The preceding “Report of the Compensation Committee” shall not be deemed soliciting material or to be filed with the Securities and Exchange Commission, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Trust specifically incorporates it by reference into such filing.

EXECUTIVE OFFICERS

All officers serve at the discretion of the Board. Set forth below is certain information regarding the executive officers and certain other officers of the Company at March 1, 2005 (biographical information with respect to Mr. Ashner, Mr. Braverman and Ms. Johnson is set forth above on pages 3-4):

Name	Age	Current Position
Michael L. Ashner	53	Chairman and Chief Executive Officer
Peter Braverman	54	President
Carolyn Tiffany	39	Chief Operating Officer and Secretary
Lara Johnson	33	Executive Vice President
Thomas Staples	50	Chief Financial Officer

Ms. Tiffany has been the Chief Operating Officer and Secretary of the Company since its inception in July 2005. Ms. Tiffany also serves as the Chief Operating Officer and Secretary of WRT, positions she has held since January 8, 2004. Since December 1997, Ms. Tiffany has served as the Chief Operating Officer of Winthrop. Ms. Tiffany also served as Vice President, Treasurer, Secretary and Chief Financial Officer of the Shelbourne Entities from August 2002 until their liquidation in April 2004.

Mr. Staples has been the Chief Financial Officer of the Company since its inception in July 2005. Mr. Staples also serves as the Chief Financial Officer of WRT, a position he has held since January 8, 2004. Mr. Staples, has been with Winthrop since 1994 and has served as its Chief Financial Officer since January 1999. Mr. Staples is a certified public accountant.

CODE OF ETHICS

The Company has adopted a Code of Ethics that is applicable to all Directors and executive officers of the Company, including the principal executive officer, the principal financial officer and the principal accounting officer, as well as NKT Advisors and any sub-advisors. The Code of Ethics can be obtained upon request from the Company’s Secretary and at the Company’s website www.newkirkreit.com under the link “Corporate Governance”.

EXECUTIVE COMPENSATION

The current executive officers receive no remuneration from the Company.

Option Grants in Fiscal 2005

The Company has established a 2005 stock incentive plan for the primary purpose of attracting and retaining employees who will assist the Company and NKT Advisors in identifying future acquisitions, dispositions and financing opportunities. The stock incentive plan permits the issuance of options to purchase Common Shares and the grant of stock awards, performance shares and stock appreciation rights.

Administration of the 2005 stock incentive plan is carried out by the Compensation Committee. The Compensation Committee may delegate its authority under the 2005 stock incentive plan to one or more officers but it may not delegate its authority with respect to awards to individuals subject to Section 16 of the Securities Exchange Act of 1934.

No restricted stock or stock options may be granted to any current employee, officer, director or holder of membership interests of NKT Advisor or its affiliates until November 2009, at which time they will be eligible for consideration to receive awards under the 2005 stock incentive plan. Individuals who become employees, officers, directors, or holders of membership interests of the Company or NKT Advisors or its affiliates after November 7, 2005 are immediately eligible to receive restricted stock or stock options.

No awards were granted under the 2005 stock incentive plan in 2005.

Compensation Committee Interlocks and Insider Participation

There were no relationships among members of the compensation committee, members of our board or our executive officers who served during our 2005 fiscal year that require disclosure under Item 402(j) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

PERFORMANCE GRAPH

The following graph compares the cumulative return among the Common Shares, the Morgan Stanley REIT Index, SNL Triple Net REIT Index, and the Standard & Poor’s 500 Stock Index, for the period shown. The graph is based on the assumption that $100 had been invested in the Common Shares and each index on November 7, 2005 the date on which the Common Shares began trading.

	Period Ending
Index	11/07/05	12/31/05
Newkirk Realty Trust	100.00	98.55
S&P 500	100.00	100.03
MSCI US REIT Index	100.00	106.61
SNL Triple Net REIT Index	100.00	104.96

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has retained NKT Advisors to administer its and Newkirk MLP’s affairs including performing accounting, asset management and investor relation services and seeking, servicing and managing investments, subject to the supervision of the Board. In connection with providing these services, NKT Advisors receives an annual base management fee which is payable quarterly in arrears in cash. The base management fee is equal to the greater of (A) $4,800,000 or (B) 1.5% per annum of (1) the gross purchase price paid for Common Shares in connection with the Company’s initial public offering and the sale of Common Shares to WRT (excluding in respect of shares of its common stock issued to WRT in consideration for its assignment of certain exclusivity rights) net of underwriting discounts ($273,560,625) plus (2) the sum of the net proceeds from any additional primary issuances of the Company’s common or preferred equity or from the issuance of MLP Units, each after deducting any underwriting discounts and commissions and other expenses and costs relating to the issuance, plus (3) as and when, if at all, Apollo Real Estate Management III, L.P. sells or coverts for Common Shares, in whole or from time to time, up to 5,000,000 MLP Units, utilizing a deemed value per MLP Units equal to the lesser of (x) $19.00 and (y) the per share price at which such MLP Units are sold or, if converted, the closing price of the Company’s Common Shares on the day on which such MLP Units are converted, less (4) any amount that the Company or Newkirk MLP pays to repurchase Common Shares or any MLP Units.

In turn, NKT Advisors has subcontracted with Winthrop to provide certain of the services that NKT Advisors is required to provide to the Company. NKT Advisors pays to Winthrop $4,200,000 (subject to an annual consumer price index increase) annually for such services.

In addition, NKT Advisors is entitled to receive incentive management fees each fiscal quarter, payable quarterly in arrears. The incentive management fee is payable at such time as the Company’s adjusted funds from operations exceeds certain threshold levels.

NKT Advisors received a base management fee of $720,000 for the period from November 7, 2005 to December 31, 2005, $630,000 of which was paid by NKT Advisors to Winthrop. No incentive management fee was earned during the period.

A subsidiary of Newkirk MLP provides certain asset management, investor and administrative services to some unconsolidated partnerships in which Newkirk MLP owns an equity interest and to other affiliated partnerships. Asset management fees of $38,000 were earned for the period November 7, 2005 to December 31, 2005. Newkirk MLP had receivables for management fees of $800,000 due from these partnerships at December 31, 2005.

A subsidiary of Newkirk MLP has an ownership interest in the three most junior tranches of a securitized pool of first mortgages which includes three first mortgage loans encumbering three Company properties and one other property controlled by an affiliate. Newkirk MLP ownership interest, net of discount, amounted to $10,500,000 at December 31, 2005, and Newkirk MLP earned interest income of $200,000 for the period from November 7, 2005 to December 31, 2005 related to this ownership interest.

Upon consummation of the Company’s initial public offering, the Operating Partnership exercised its option to acquire 100% of the ownership interests in T-Two Partners, L.P. (“T-Two Partners”), an affiliated entity. The Operating Partnership acquired the interests in T-Two Partners for a purchase price of $238,100,000 which amount was satisfied through the assumption of a loan obligation of T-Two Partners. T-Two Partners is the 100% beneficial owner of certain of the contract rights, the obligors of which are wholly and partially owned subsidiaries of the Operating Partnership.

An entity partially owned and controlled by management owns a portion of the second mortgage indebtedness of a property in which the Company has an interest. The second mortgage payable and accrued interest owned by the affiliate aggregated $15,500,000 at December 31, 2005. The Company paid interest of $100,000 related to this second mortgage payable for the period November 7, 2005 to December 31, 2005.

In August 2005, Winthrop loaned $200,000 to a partnership in which Newkirk MLP has an interest. The loan accrues interest at a rate of prime plus 2%. The loan was repaid in the first quarter of 2006.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of March 31, 2006 (except as otherwise indicated) regarding the ownership of Common Shares by (i) each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Shares, (ii) each Director and nominee for Director, (iii) each executive officer named herein, and (iv) all current executive officers and Directors of the Company as a group. Except as otherwise indicated, each such Shareholder has sole voting and investment power with respect to the shares beneficially owned by such Shareholder.

Name and Address of Beneficial Owner	Number of hares		Percent of Total Common Stock(1)	Fully Diluted Percentage Interest(2)	Percentage of Voting Power(3)

Michael Ashner(5)(9)	2,047,855	(4)	9.56%	3.17%	3.17	%(10)
Peter Braverman(5)	10,000		*	*		*
Clifford Broser	—		—	—	—
Harold First	1,600		*	*		*
Richard Frary	10,000		*	*		*
Lara Johnson(5)	—		—	—	—
Isidore Mayrock	50,000		*	*		*
Lewis Meltzer	10,000	(6)	*	*		*
Laura Pomerantz	5,000		*	*		*
Thomas Staples(5)	—		—	—	—
Miles Stuchin	12,500		*	*		*
Carolyn Tiffany(5)	—		—	—	—
Steven Zalkind	10,000		*	*		*
All executive officers and directors as a group (13 individuals)	2,151,955		10.05%	3.34%	3.34%
Apollo Real Estate Investment Fund III, L.P. Apollo Real Estate Advisors III, L.P. Apollo Real Estate Management III, L.P.(7)	23,359,046		54.66%	36.29%	36.29%
Vornado Realty Trust(8)	10,186,991		34.46%	15.82%	15.82	%(10)
Winthrop Realty Trust(9)	4,375,000		22.58%	6.80%	6.80%
Kensington Investment Group, Inc.(11)	3,234,695		16.70%	5.02%	5.02%
Security Capital Research & Management Inc. (12)	3,825,000		19.74%	5.93%	5.93%
Security Capital Preferred Growth Inc. (13)	1,935,000		10.32%	3.10%	3.10%
Neuberger Berman Inc.(14)	1,934,800		9.99%	3.00%	3.00%
Nuveen Asset Management(15)	1,825,000		9.42%	2.83%	2.83%

*Less than 1%

(1)           Beneficial ownership is determined in accordance with Rule 13d-3 promulgated under the Exchange Act and generally includes securities that a person has the right to acquire within 60 days of the date hereof. For purposes of this column, we have also assumed that all MLP Units, held by such person or group of persons (although not by all persons) are redeemed for Common Shares (regardless of when such MLP Units are redeemable).

(2)           For purposes of this column, we have assumed that all MLP Units held by all persons (other than the Company are redeemed for Common Shares (regardless of when such MLP Units are redeemable).

(3)           As described above, NKT Advisors holds the Company’s Special Voting Preferred which entitles it to 45,000,000 votes at the Meeting. This column reflects the percentage voting power held by such person after giving effect to the number of votes attributable to the Special Voting Preferred.

(4)           Comprised of (i) 35,000 shares held directly by Mr. Ashner, (ii) 15,000 shares held by the Ashner Family Evergreen Foundation, a New York not for profit corporation, an entity in which Mr. Asher is a director, (iii) 4,000 shares held in trust for the benefit of Mr. Ashner’s children, and (iv) 1,993,955 shares that are assumed to have been issued upon redemption of MLP Units held by entities in which Mr. Ashner is the managing member. Michael Ashner may be deemed to be the beneficial owner of all units beneficially owned by such entities.

(5)           The address for Mr. Ashner, Mr. Braverman, Ms. Johnson and NKT Advisors LLC is Two Jericho Plaza, Wing A, Suite 111, Jericho, NY 11753. The address for Mr. Staples and Ms. Tiffany is 7 Bulfinch Place, Suite 500, Boston, Massachusetts 02114.

(6)           Comprise of (i) 5,000 shares held directly by Mr. Meltzer and (ii) 5,000 shares held by the Lewis S. Meltzer Insurance Trust No. 1, a trust in which Mr. Meltzer is neither a beneficiary nor a trustee but has been appointed manager with investment authority with respect to such trust.

(7)           Comprised of shares that are assumed to have been issued upon redemption of MLP Units held by such person. The address for Apollo Real Estate Investment Fund III (“Apollo Fund”), Apollo Real Estate Advisors III, L.P. (“Apollo Advisors”), and Apollo Real Estate Management III, L.P. (“Apollo Management”) is 2 Manhattanville Road, Purchase, NY 10577. As the general partner of Apollo Fund, Apollo Advisors may be deemed to be the beneficial owner of all MLP Units beneficially owned by Apollo Fund, and all such MLP Units may be deemed to be beneficially owned by Apollo Management as the day-to-day manager of Apollo Fund.

(8)           Comprised of shares that are assumed to have been issued upon redemption of MLP Units that are held by VNK Corp., Vornado Newkirk L.L.C. and Vornado Realty L.P., each of which is controlled by Vornado Realty Trust (“Vornado”). The address for Vornado is 888 Seventh Avenue New York, New York 10019

(9)           Due to the relationships between them, Michael Ashner and Winthrop Realty Trust may be deemed to constitute a “group” for purposes of Section 13(d)(3) of the Exchange Act. The address for Winthrop Realty Trust is 7 Bulfinch Place, Suite 500, Boston, Massachusetts 02114.

(10)         With respect to Michael Ashner, only includes voting power attaching to Special Voting Preferred held by NKT Advisors to the extent of Mr. Ashner’s power to direct a portion of such voting power through his ownership of MLP Units. See footnote (3) above. With respect to Vornado, assumes power to direct the Special Voting Preferred will attach to all MLP Units held by Vornado. Vornado does not have the right to vote for board members at all times when any affiliate of Vornado is serving as a board member. During any such periods, through his control of NKT Advisors, Mr. Ashner’s voting power in respect of elections of board members will be 19.0% and Vornado’s voting power in respect of elections of board members will be zero. In addition, at all other times, Vornado Realty Trust’s right to vote in the election of directors will be limited to a number of units not to exceed 9.9% of the Company’s outstanding Common Shares on a fully diluted basis. During such periods, Mr. Ashner’s voting power in respect of the election of directors will be 9.0% and Vornado Realty Trust’s voting power in respect of the election of directors will be 9.9%.

(11)         Information derived from 13G dated February 9, 2006. Address 4 Orinda Way, Suite 200C, Orinda, CA 94563

(12)         Information derived from 13G dated December 5, 2005. The address of such person is 1 Bank One Plaza, 10 S. Dearborn St., Suite 1400, Chicago, Illinois.

(13)         Information derived from a Form 4 filed March 17, 2006. The address of such person is 1 Bank One Plaza, 10 S. Dearborn St., Suite 1400, Chicago, Illinois.

(14)         Information derived from 13G dated February 14, 2006. The address of such person is 605 Third Avenue, New York NY 10158

(15)         Information derived from 13G dated February 13, 2006. The address of such person is 333 West Wacker Drive, Chicago, IL 60606,  Pursuant to the 13G, the securities are owned by and held for the investment advisory clients of Nuveen Asset Management, including Nuveen Real Estate Income Fund (the “Fund”), and are managed on behalf of Nuveen Asset Management by an unaffiliated third-party subadviser, Security Capital Research & Management Incorporated. The Fund is the owner of record of 1,500,000 shares of the reported securities and has the right to receive and the power to direct the receipt of dividends from, and the proceeds from the sale of, such securities

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) requires the Company’s executive officers, Directors and persons who beneficially own greater than 10% of a registered class of the Company’s equity securities to file certain reports (“Section 16 Reports”) with the Securities and Exchange Commission with respect to ownership and changes in ownership of the Common Shares and other equity securities of the Company. Based solely on the Company’s review of the Section 16 Reports furnished to the Company and written representations from certain reporting persons, except as indicated below the Company’s officers, Directors and greater than 10% beneficial owners have been complied with all Section 16(a) requirements applicable to them.

PROPOSAL NO. 2 – SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

At the recommendation of the Audit Committee, the Board has selected Deloitte & Touche LLP (“Deloitte”) to serve as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2006.

Since the Company’s inception in July 2005 through December 31, 2005, there were: (i) no disagreements with Deloitte on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to Deloitte satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company’s financial statements for such year; and (ii) no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended. Further, Deloitte’s report on the Company’s consolidated financial statements as of and for the period ended December 31, 2005 does not contain any adverse opinion or a disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

Although Shareholder ratification of the Board’s action in this respect is not required, the Board considers it desirable for Shareholders to pass upon the selection of the independent registered public accounting firm and, if the Shareholders disapprove of the selection, intends to consider other firms for selection as the independent registered public accounting firm for the current fiscal year.

It is expected that representatives of Deloitte will be present either in person or by telephone conference at the Meeting.

Aggregate fees billed to the Company for the year ended December 31, 2005 represents fees billed by the Company’s principal registered public accounting firm, Deloitte.

Type of Fee	Fiscal 2005

Audit Fee	$165,000
Audit Related Fees	862,690
Tax Fees	89,000

Total	$1,116,690

Audit fees for the year ended December 31, 2005 were for professional services rendered for the audit of the consolidated financial statements of the Company and statutory audits.

Audit Related fees for of the year ended December 31, 2005 were professional services rendered in connection with the Company’s initial public offering.

Tax fees as of the years ended December 31, 2005 were for services related to tax compliance, tax planning and strategies, and state and local tax advice.

Procedures for Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accountant

The Company has a policy of requiring that the Audit Committee pre-approve all audit and non-audit services provided to the Company by the independent registered public accountant of its financial statements. During 2005, the Audit Committee approved all of the fees paid to Deloitte by the Company.

SHAREHOLDER PROPOSALS

Any Shareholder proposals intended to be presented at the 2007 Annual Meeting of Shareholders must be received by the Company for inclusion in the Company’s proxy statement and form of proxy relating to that meeting on or before February 15, 2007. In addition, under the Company’s By-laws, Shareholders must comply with specified procedures to nominate persons for election as Directors or introduce an item of business at an annual meeting. Director nominations or an item of business to be introduced at an annual meeting must be submitted in writing and received by the Company not less than 120 days in advance of an annual meeting. To be in proper written form, a Shareholder’s notice must contain the specific information required by the Company’s By-laws. A copy of the Company’s By-laws, which specifies the advance notice procedures, can be obtained from the Company by request to the Secretary of the Company. Any Shareholder who wishes to submit a Shareholder proposal, should send it to the Secretary, Newkirk Realty Trust, Inc., 7 Bulfinch Place, Suite 500, Boston, Massachusetts 02114.

ANNUAL REPORT

Copies of our Annual Report for the fiscal year ended December 31, 2005 are being mailed to Shareholders of record on the Record Date together with this Proxy Statement.

MISCELLANEOUS

As of the date of this Proxy Statement, the Board does not know of any other matter to be brought before the Meeting. However, if any other matters not mentioned in the Proxy Statement are brought before the Meeting or any adjournments thereof, the persons named in the enclosed Proxy or their substitutes will have discretionary authority to vote proxies given in said form or otherwise act, in respect of such matters, in accordance with their best judgment.

The Company has retained MacKenzie Partners, Inc. to aid in the solicitation of proxies. MacKenzie Partners, Inc. will receive a fee not to exceed $10,000, as well as reimbursement for certain out of pocket expenses incurred by them in connection with their services, all of which will be paid by the Company. All of the costs and expenses in connection with the solicitation of proxies with respect to the matters described herein will be borne by the Company. In addition to solicitation of proxies by use of the mails, Directors, officers and employees (who will receive no compensation therefor in addition to their regular remuneration) of the Company may solicit the return of proxies by telephone, telegram or personal interview. The Company will request banks, brokerage houses and other custodians, nominees and fiduciaries to forward copies of the proxy materials to their principals and to request instructions for voting the proxies. The Company may reimburse such banks, brokerage houses and other custodians, nominees and fiduciaries for their expenses in connection therewith.

A copy of the Company’s annual report on form 10-K for the fiscal year ended December 31, 2005 as filed with the SEC, excluding exhibits, may be obtained by Shareholders without charge by written request addressed to: Carolyn Tiffany, Secretary, Newkirk Realty Trust, Inc., 7 Bulfinch Place, Suite 500, Boston, MA 02114 or may be accessed on the Company’s website at www.newkirkreit.com under the link “SEC Filings”.

It is important that proxies be returned promptly. Shareholders are, therefore, urged to fill in, date, sign and return the Proxy Card immediately. No postage need be affixed if mailed in the enclosed envelope in the United States.

By Order of the Board of Directors

Carolyn B. Tiffany
Secretary

April 11, 2006

NEWKIRK REALTY TRUST, INC.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

MAY 17, 2006

This Proxy Is Solicited On Behalf of the Board of Directors

The undersigned hereby appoints Michael L. Ashner and Peter Braverman or either of them, attorneys and proxies, with power of substitution and revocation, to vote, as designated below, all shares of common stock, par value $.01 in Newkirk Realty Trust, Inc. which the undersigned is entitled to vote, with all powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders (including all adjournments thereof) of NEWKIRK REALTY TRUST, INC. to be held on Wednesday, May 17, 2006 at 11:00 A.M. at the 11th Floor Conference Center in the offices of Katten Muchin Rosenman, 575 Madison Avenue, New York, New York 10022. The Board of Directors recommends a vote FOR all proposals.

1.             ELECTION OF DIRECTORS

☐ FOR all nominees	☐ WITHHOLD AUTHORITY to vote for all nominees

Michael L. Ashner	Peter Braverman	Clifford Broser	Harold First
Richard Frary	Lara Johnson	Isidore Mayrock	Lewis Meltzer
Laura Pomerantz	Miles Stuchin	Steven Zalkind

Shareholders may withhold authority to elect any of the Directors by writing the name of that Director in the space provided below.

2	APPROVAL of the appointment of auditors as set forth in the accompanying Proxy Statement.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

The proxy is authorized to transact such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned Shareholder. If no direction is given, this proxy will be voted FOR items 1 and 2 in the discretion of said proxy on any other matter which may come before the meeting or any adjournments thereof.

Dated: , 2006
Print Name

Signature

NOTE:  When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, custodian, guardian or corporate officer, please give your full title as such. If a corporation, please sign full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, DATE, SIGN AND RETURN THE PROXY CARD

PROMPTLY USING THE ENCLOSED ENVELOPE.